Exhibit 99.1

July 30, 2014

Eagle Rock Reports Second Quarter 2014 Financial Results

HOUSTON - Eagle Rock Energy Partners, L.P. (“Eagle Rock” or the “Partnership”) (NASDAQ: EROC) today announced its unaudited financial results for the three months ended June 30, 2014.

On July 1, 2014, the Partnership successfully closed the transaction between Eagle Rock and Regency Energy Partners LP ("Regency") (NYSE:RGP), in which Eagle Rock contributed its midstream business to Regency (the "Midstream Business Contribution").

The total consideration received by the Partnership for the Midstream Business Contribution was $1.34 billion and consisted of the following items:

(i)	$576.2 million of cash;

(ii)	8,245,859 Regency common units (valued at approximately $265 million based on the closing price of Regency common units on June 30, 2014); and

(iii)
the exchange of $498.9 million face amount of newly-issued Regency 8.375% Senior Notes due 2019 for $498.9 million face amount of Eagle Rock's existing 8.375% Senior Notes due 2019 (the "EROC Senior Notes").

$51.1 million of existing EROC Senior Notes did not exchange and will remain outstanding; however, the Partnership has amended the indenture pertaining to the EROC Senior Notes to eliminate substantially all of the restrictive covenants and certain events of default.

Cash proceeds from the Partnership’s Midstream Business Contribution were used to pay down borrowings under Eagle Rock's revolving credit facility. As of July 1, 2014, the Partnership's borrowings under the credit facility were $198.6 million, and the Partnership’s total debt balance was $249.7 million with its leverage ratio estimated at approximately 2.0x. In addition, the Partnership currently owns 8,245,859 Regency common units valued at approximately $265 million as of June 30, 2014.

Second Quarter 2014 Financial Results

•
Effective June 27, 2014 the Midstream Business was classified as held-for-sale and discontinued operations. Except as otherwise noted, the results shown below (including the first quarter 2014 results) reflect only results from continuing operations.

◦	Reported Adjusted EBITDA from continuing operations of $24.9 million, a slight decrease as compared to $26.1 million in the first quarter of 2014.

◦	Reported Distributable Cash Flow from continuing operations of $3.9 million as compared to the $4.6 million for the first quarter of 2014.

◦	Reported a Net Loss of $43.0 million, driven in part by unrealized commodity derivative losses recorded in the quarter.

◦
Including amounts classified as discontinued operations, Adjusted EBITDA was $50.7 million, which was $6.9 million lower than first quarter results. This variance was largely due to the higher than anticipated first quarter contribution from Natural Gas Trading and Marketing, which was divested as part of the Midstream Business Contribution.

The reported Adjusted EBITDA and Distributable Cash Flow (whether discontinued operations or not) excludes the impact of general and administrative expenses incurred in connection with the Partnership’s strategic review and Midstream Business Contribution, which is consistent with the calculation of Consolidated EBITDA under its senior secured credit facility.

Second Quarter 2014 Operating Results

The following second quarter 2014 operating results (and the first quarter 2014 results) reflect the Partnership’s results from continuing operations.

•
Drilled and completed three gross (1.95 net) operated wells and participated in three gross (0.01 net) non-operated wells in the Mid-Continent region in the second quarter of 2014.  Additionally, conducted seven gross (5.66 net) capital workovers and three gross (3.00 net) recompletions in the second quarter of 2014.

•
Total production was 6.48 Bcfe in the second quarter of 2014 compared to 6.50 Bcfe in the first quarter of 2014. Average daily production was 71.2 MMcfe/d in the second quarter of 2014 compared to 72.2 MMcfe/d in the first quarter of 2014.

◦	Oil production decreased to 300 MBbl compared to 317 MBbl in the first quarter of 2014.

◦	NGL production increased to 290 MBbl compared to 274 MBbl in the first quarter of 2014.

◦	Natural gas production decreased to 2.94 Bcf compared to 2.95 Bcf in the first quarter of 2014.

◦	The difference in production volumes was in part due to timing of well completions, and third party pipeline curtailments in our Permian and Mid-Continent operations.

•
Operating expenses in the second quarter were $2.1 million lower compared to the first quarter of 2014 due to lower lease and plant operating cost, severance taxes, and general and administrative expenses.

•	The Partnership recorded $14.3 million of maintenance capital expenditures in the second quarter of 2014, a decrease of $0.7 million as compared to the first quarter of 2014.

•
Operating income in the second quarter of 2014 decreased by approximately $9.0 million compared to the first quarter of 2014.  The decrease was primarily due to unrealized losses on commodity derivatives and lower production volumes in the Upstream Business. Overall realized product pricing also negatively impacted the quarter’s results.

•
Total revenue in the second quarter of 2014, excluding the impact of Eagle Rock's realized and unrealized commodity derivative gains and losses, was $52.1 million, down 6% compared with the $55.2 million for the first quarter of 2014. The decline in production volumes negatively impacted revenue by $0.7 million. Oil and sulfur prices were higher while natural gas and liquid prices were lower which negatively impacted results by $2.4 million.

•
Recorded an unrealized loss on commodity derivatives of $15.9 million in the second quarter 2014, as compared to an unrealized loss on commodity derivatives of $6.9 million in the first quarter 2014. Unrealized gain (loss) on commodity derivatives is a non-cash, mark-to-market amount.

•
The Partnership recorded a net loss of approximately $43.0 million for the second quarter of 2014, which was driven in part by the unrealized commodity derivative loss and the $18.6 million loss related to discontinued operations.

Second Quarter Distribution

On July 22, 2014, the Partnership announced it would not pay a distribution for the second quarter of 2014. As previously stated, management intends to recommend to the Board resuming a quarterly distribution for the third quarter of 2014 (which, if approved by the Board, would be payable in November 2014), subject to the general business climate and the Partnership's specific operations and assets (including assets that may be acquired in potential acquisitions). In particular, and without limiting the generality of the foregoing, management’s distribution recommendations are subject to the Partnership’s results of operations, projections and the prevailing commodity price levels. All actual future distributions will be determined, declared and paid at the sole discretion of the Board of Directors.

Capitalization and Liquidity Update

As of June 30, 2014, prior to the Midstream Business Contribution closing, total debt outstanding was approximately $1.319 billion, which consisted of $550 million of senior unsecured notes ($498.9 million classified as held-for-sale and $51.1 million classified as continuing operations) and borrowings of $769 million under the Partnership's senior secured credit facility. As of June 30, 2014, the Partnership’s borrowing base under its senior secured credit facility totaled approximately $819 million, and based on outstanding borrowings and letters of credit, the Partnership had approximately $45.8 million of availability under its senior secured credit facility. Following the close of the Midstream Business Contribution, as of July 1, 2014, total debt outstanding decreased to approximately $249.7 million, due to the exchange of $498.9 million senior unsecured notes and the Partnership’s use of cash proceeds to pay down $576.2 million of the senior secured credit facility. Pursuant to an amendment to the senior secured credit facility in May of 2014, the Partnership’s borrowing base was reduced to $330 million, providing the Partnership $131.4 million of available funds under the credit facility.

As of June 30, 2014, the Partnership had 159.9 million common units outstanding, including 2.5 million unvested restricted common units issued under its Amended and Restated Long-Term Incentive Plan.

Guidance

Eagle Rock expects its quarterly General & Administrative expenses to decrease over the next six months to a run rate between $8.2 and $8.7 million per quarter. During the second half of 2014, the Partnership plans to spend approximately $57 million on capital expenditures with $27 million to be categorized as maintenance capital expenditures and $30 million to be categorized as growth capital expenditures. Subject to results from the Partnership’s drilling program, the Partnership expects to average between 73 and 78 MMcfe/d during the second half of 2014.

Hedging Update

The Partnership has not entered into any additional commodity hedges since its last hedging update on February 26, 2014. The latest presentation, which now excludes the midstream hedges that were conveyed as part of the Midstream Business Contribution, can be accessed by going to www.eaglerockenergy.com: select Investor Relations, then select Presentations.

Second Quarter 2014 Earnings Release Date and Conference Call Information

Eagle Rock will hold a conference call to discuss its second quarter 2014 financial and operating results on Thursday, July 31, 2014 at 2:00 p.m. Eastern Time (1:00 p.m. Central Time).
Interested parties may listen to the earnings conference call live over the Internet or via telephone. To listen live over the Internet, participants are advised to log on to the Partnership's web site at www.eaglerockenergy.com and select the “Events & Presentations” sub-tab under the “Investor Relations” tab. To participate by telephone, the call in number is 877-293-5457, conference ID 72892414. Participants are advised to dial into the call at least 15 minutes prior to the call. An audio replay of the conference call will also be available for thirty days by dialing 855-859-2056, conference ID 72892414. In addition, a replay of the audio webcast will be available by accessing the Partnership's web site after the call is concluded.

About the Partnership

Eagle Rock is a growth-oriented master limited partnership engaged in (a) the exploitation, development, and production of oil and natural gas properties and (b) ancillary gathering, compressing, treating, processing and marketing services with respect to its production of natural gas, natural gas liquids, condensate and crude oil.

Contact:

Eagle Rock Energy Partners, L.P.

Bob Haines, 281-408-1303
Vice President and Interim Chief Financial Officer

Chad Knips, 281-408-1203
Director, Corporate Finance and Investor Relations

Use of Non-GAAP Financial Measures

This news release and the accompanying schedules include the non-generally accepted accounting principles, or non-GAAP, financial measures of Adjusted EBITDA and Distributable Cash Flow. The accompanying non-GAAP financial measures schedules (after the financial schedules) provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP. Non-GAAP financial measures should not be considered alternatives to GAAP measures such as net income (loss), operating income (loss), cash flows from operating activities or any other GAAP measure of liquidity or financial performance.

Eagle Rock defines Adjusted EBITDA as net income (loss) plus or (minus) income tax provision (benefit); interest-net, including realized interest rate risk management instruments and other expense; depreciation, depletion and amortization expense; impairment expense; other operating expense, non-recurring; other non-cash operating and general and administrative expenses, including non-cash compensation related to the Partnership’s equity-based compensation program; unrealized (gains) losses on commodity and interest rate risk management related instruments; (gains) losses on discontinued operations and other (income) expense; excluding certain general and administrative expenses incurred in connection with the Partnership’s strategic review and Midstream Business Contribution.

Eagle Rock uses Adjusted EBITDA as a measure of its core profitability to assess the financial performance of its assets. Adjusted EBITDA also is used as a supplemental financial measure by external users of Eagle Rock's financial statements such as investors, commercial banks and research analysts. For example, the Partnership's lenders under its revolving credit facility use a variant of its Adjusted EBITDA in a compliance covenant designed to measure the viability of Eagle Rock and its ability to perform under the terms of the revolving credit facility; Eagle Rock, therefore, uses Adjusted EBITDA to measure its compliance with its revolving credit facility. Eagle Rock believes that investors benefit from having access to the same financial measures that its management uses in evaluating performance. Adjusted EBITDA is useful in determining Eagle Rock's ability to sustain or increase distributions. By excluding unrealized derivative gains (losses), a non-cash, mark-to-market benefit (charge) which represents the change in fair market value of the Partnership's executed derivative instruments and is independent of its assets' performance or cash flow generating ability, Eagle Rock believes Adjusted EBITDA reflects the Partnership's ability to generate cash sufficient to pay interest costs, support its level of indebtedness, make cash distributions to its unitholders and finance its maintenance capital expenditures. Eagle Rock further believes that Adjusted EBITDA also portrays the underlying performance of its operating assets by isolating the performance of its operating assets from the impact of an unrealized, non-cash measure designed to portray the fluctuating inherent value of a financial asset. Similarly, by excluding the impact of non-recurring discontinued operations, Adjusted EBITDA provides users of the Partnership's financial statements a picture of its current assets' cash generation ability, independently from that of assets which are no longer a part of its operations.

Eagle Rock's Adjusted EBITDA definition may not be comparable to Adjusted EBITDA or similarly titled measures of other entities, as other entities may not calculate Adjusted EBITDA in the same manner as Eagle Rock. Eagle Rock has reconciled Adjusted EBITDA to the GAAP financial measure of net income (loss) at the end of this release.

Distributable Cash Flow is defined as Adjusted EBITDA minus: (i) maintenance capital expenditures; (ii) cash interest expense; (iii) cash income taxes; and (iv) the addition of losses or subtraction of gains relating to other miscellaneous non-cash amounts affecting net income (loss) for the period. Maintenance capital expenditures represent capital expenditures made to replace partially or fully depreciated assets; to meet regulatory requirements; to maintain the existing operating capacity of the Partnership's gathering, processing and treating assets or to maintain the Partnership's natural gas, NGL, crude or sulfur production.

Distributable Cash Flow is a significant performance metric used by senior management to compare cash flows generated by the Partnership (excluding growth capital expenditures and prior to the establishment of any retained cash reserves by the Board of Directors) to the cash distributions expected to be paid to unitholders. Using this metric, management can quickly compute the coverage ratio of estimated cash flows to planned cash distributions. This financial measure also is important to investors as an indicator of whether the Partnership is generating cash flow at a level that can sustain or support an increase in quarterly distribution rates. Actual distributions are set by the Board of Directors.

The GAAP measure most directly comparable to Distributable Cash Flow is net income (loss). Eagle Rock's Distributable Cash Flow definition may not be comparable to Distributable Cash Flow or similarly titled measures of other entities, as other entities may not calculate Distributable Cash Flow (and Adjusted EBITDA, on which it builds) in the same manner as Eagle Rock. Eagle Rock has reconciled Distributable Cash Flow to the GAAP financial measure of net income/(loss) at the end of this release.

In certain portions of this press release, Eagle Rock (a) withheld assets and liabilities held for sale and discontinued operations associated with the Midstream Business Contribution from reported first quarter Adjusted EBITDA and Distributable Cash Flow, and (b) added back assets and liabilities held for sale and discontinued operations to reported second quarter 2014 Adjusted EBITDA and Distributable Cash Flow. Because Eagle Rock classified its midstream business as assets and liabilities held for sale and discontinued operations in the second quarter of 2014, adjusting for the assets and liabilities held for sale and discontinued operations when comparing Eagle Rock’s Adjusted EBITDA or Distributable Cash Flow from first quarter to second quarter better portrays the underlying performance of its operating assets by isolating the performance of its operating assets and liabilities from the impact of the Midstream Business Contribution.

Forward-Looking Statements

This news release may include "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These include, but are not limited to, risks related to volatility of commodity prices; market demand for crude oil, natural gas and natural gas liquids; the effectiveness of the Partnership's hedging activities; the availability of local, intrastate and interstate transportation systems and other facilities to transport crude oil, natural gas and natural gas liquids; competition in the oil and gas industry; the Partnership's ability to obtain credit and access the capital markets; general economic conditions; and the effects of government regulations and policies. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Partnership's actual results and plans could differ materially from those implied or expressed by any forward-looking statements. The Partnership assumes no obligation to update any forward-looking statement as of any future date. For a detailed list of the Partnership's risk factors, please consult the Partnership's Form 10-K, filed with the SEC for the year ended December 31, 2013 and the Partnership's Forms 10-Q filed with the SEC for subsequent quarters, including the Form 10-Q filed for the quarter ended June 30, 2014, as well as any other public filings and press releases.

Eagle Rock Energy Partners, L.P.
Consolidated Statement of Operations
($ in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31, 2014
	2014	2013	2014	2013
REVENUE:
Natural gas, natural gas liquids, oil, condensate and sulfur sales	$51,967	$49,252	$107,051	$96,057	$55,084
Unrealized commodity derivative losses	(15,905)	13,480	(22,800)	1,266	(6,895)
Realized commodity derivative (losses) gains	(2,176)	3,858	(5,314)	9,236	(3,138)
Other revenue	158	76	310	573	152
Total revenue	34,044	66,666	79,247	107,132	45,203

COSTS AND EXPENSES:
Operations and maintenance	10,907	9,579	22,405	21,279	11,498
Taxes other than income	3,596	3,583	7,387	5,999	3,791
General and administrative	12,005	13,341	25,295	26,651	13,290
Impairment	—	1,839	—	1,839	—
Depreciation, depletion and amortization	20,299	22,060	40,705	43,356	20,406
Total costs and expenses	46,807	50,402	95,792	99,124	48,985
OPERATING LOSS	(12,763)	16,264	(16,545)	8,008	(3,782)
OTHER INCOME (EXPENSE):
Interest expense, net	(4,948)	(4,499)	(9,702)	(9,564)	(4,754)
Realized interest rate derivative losses	(1,717)	(1,685)	(3,425)	(3,336)	(1,708)
Unrealized interest rate derivative gains	1,146	1,534	2,564	3,029	1,418
Other income (expense), net	2	(27)	3	(35)	1
Total other expense	(5,517)	(4,677)	(10,560)	(9,906)	(5,043)
LOSS BEFORE INCOME TAXES	(18,280)	11,587	(27,105)	(1,898)	(8,825)
INCOME TAX BENEFIT	(885)	(544)	(1,750)	(2,105)	(865)
(LOSS) INCOME FROM CONTINUING OPERATIONS	(17,395)	12,131	(25,355)	207	(7,960)
DISCONTINUED OPERATIONS, NET OF TAX	(25,646)	3,901	(36,249)	(17,689)	(10,603)
NET LOSS	$(43,041)	$16,032	$(61,604)	$(17,482)	$(18,563)

Eagle Rock Energy Partners, L.P.
Upstream Operations Information
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31, 2014
	2014	2013	2014	2013
Upstream
Production:
Oil and condensate (Bbl)	300,330	294,353	617,456	573,421	317,126
Gas (Mcf)	2,943,718	3,181,264	5,895,866	6,310,316	2,952,149
NGLs (Bbl)	289,639	278,158	563,312	568,024	273,673
Total Mcfe	6,483,532	6,616,330	12,980,474	13,158,986	6,496,943

Sulfur (long ton)	25,554	26,641	50,015	53,240	24,461

Realized prices, excluding derivatives:
Oil and condensate (per Bbl)	$88.21	$84.85	$86.85	$84.71	$85.56
Gas (Mcf)	$4.38	$4.00	$4.66	$3.60	$4.95
NGLs (Bbl)	$35.38	$30.90	$38.55	$33.22	$41.90
Sulfur (long ton)	$91.09	$110.75	$84.22	$110.54	$77.05

Operating statistics:
Operating costs per Mcfe (incl production taxes) (1)	$2.00	$1.83	$2.07	$1.89	$2.14
Operating costs per Mcfe (excl production taxes) (1)	$1.45	$1.28	$1.50	$1.44	$1.56
Operating (loss) income per Mcfe	$2.81	$1.95	$2.96	$1.91	$3.11

Drilling program (gross wells):
Development wells	6	14	10	22	4
Completions	6	14	10	21	4
Workovers	7	11	12	18	5
Recompletions	3	6	4	7	1

______________________

(1)	Excludes post-production costs of $1,512, $2,883, $1,083 and $2,394 for the three and six months ended June 30, 2014 and 2013, respectively, and $1,371 for the three months ended March 31, 2014.

Non-GAAP Financial Measures
The following tables present a reconciliation of the non-GAAP financial measures of Adjusted EBITDA and Distributable Cash Flow to the GAAP financial measure of net income for each of the periods indicated (in thousands).

Eagle Rock Energy Partners, L.P.
GAAP to Non-GAAP Reconciliations
($ in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31, 2014
	2014	2013	2014	2013
Net loss to Adjusted EBITDA
Net loss, as reported	$(43,041)	$16,032	$(61,604)	$(17,482)	$(18,563)
Depreciation, depletion and amortization	20,299	22,060	40,705	43,356	20,406
Impairment	—	1,839	—	1,839	—
Loss from risk management activities, net	18,652	(17,187)	28,975	(10,195)	10,323
Total commodity derivative settlements	(3,893)	2,173	(8,739)	5,900	(4,846)
Non-cash mark-to-market of Upstream product imbalances	(1)	(5)	(7)	(5)	(6)
Restricted units non-cash amortization expense	1,459	2,694	4,042	4,705	2,583
Income tax benefit	(885)	(544)	(1,750)	(2,105)	(865)
Interest - net including realized risk management instruments and other expense	6,663	6,211	13,124	12,935	6,461
Discontinued operations	25,646	(3,901)	36,249	17,689	10,603
Adjusted EBITDA	$24,899	$29,372	$50,995	$56,637	$26,096

Net loss to Distributable Cash Flow
Net loss, as reported	$(43,041)	$16,032	$(61,604)	$(17,482)	$(18,563)
Depreciation, depletion and amortization expense	20,299	22,060	40,705	43,356	20,406
Impairment	—	1,839	—	1,839	—
Loss from risk management activities, net	18,652	(17,187)	28,975	(10,195)	10,323
Total derivative settlements	(3,893)	2,173	(8,739)	5,900	(4,846)
Capital expenditures-maintenance related	(14,319)	(9,331)	(28,960)	(18,040)	(15,009)
Non-cash mark-to-market of Upstream product imbalances	(1)	(5)	(7)	(5)	(6)
Restricted units non-cash amortization expense	1,459	2,694	4,042	4,705	2,583
Income tax benefit	(885)	(544)	(1,750)	(2,105)	(865)
Discontinued operations	25,646	(3,901)	36,249	17,689	10,603
Distributable Cash Flow	$3,917	$13,830	$8,911	$25,662	$4,626

The following table presents a reconciliation from Net Loss to Adjusted EBITDA including the impact of discontinued operations for each of the periods indicated (in thousands):

Eagle Rock Energy Partners, L.P.
Net Loss to Adjusted EBITDA-Including the Impact of Amounts Classified as Discontinued Operations Reconciliations
($ in thousands)
(unaudited)

	Three Months Ended June 30, 2014	Three Months Ended March 31, 2014

Net Loss to Adjusted EBITDA
Net loss, as reported	$(43,041)	$(18,563)
Depreciation, depletion and amortization	40,036	40,508
Impairment	—	2,097
Loss from risk management activities, net	30,327	16,221
Total commodity derivative settlements	(5,675)	(7,448)
Non-cash mark-to-market of Upstream product imbalances	(1)	(6)
Restricted units non-cash amortization expense	2,280	3,332
Income tax benefit	(829)	(953)
Interest and other expense	20,841	19,701
Other (1)	6,757	2,700
Adjusted EBITDA - Including impact of amounts classified as discontinued operations	$50,695	$57,589
_____________________________

1)	Includes non-recurring expenses incurred in connection with the potential contribution of the Midstream Business to Regency.

The following table presents a reconciliation from Net Loss to Distributable Cash Flow including the impact of discontinued operations for each of the periods indicated (in thousands):

Eagle Rock Energy Partners, L.P.
Net Loss to Distributable Cash Flows-Including the Impact of Amounts Classified as Discontinued Operations Reconciliations

($ in thousands)
(unaudited)

	Three Months Ended June 30, 2014	Three Months Ended March 31, 2014

Net Loss to Distributable Cash Flow
Distributable Cash Flow, as reported (1)	$(43,041)	$(18,563)
Depreciation, depletion and amortization	40,036	40,508
Impairment	—	2,097
Loss from risk management activities, net	30,327	16,221
Total commodity derivative settlements	(5,675)	(7,448)
Non-cash mark-to-market of Upstream product imbalances	(1)	(6)
Restricted units non-cash amortization expense	2,280	3,332
Income tax benefit	(829)	(953)
Capital expenditures-maintenance related	(20,036)	(18,505)
Other	6,757	2,700
Distributable Cash Flow - Including impact of amounts classified as discontinued operations	$9,818	$19,383
____________________________

1)	Includes non-recurring expenses incurred in connection with the potential contribution of the Midstream Business to Regency.

The following table presents a reconciliation from Adjusted EBITDA to Adjusted EBITDA-including the impact of discontinued operations for each of the periods indicated (in thousands):

Eagle Rock Energy Partners, L.P.
Adjusted EBITDA to Adjusted EBITDA Reconciliations
($ in thousands)
(unaudited)

	Three Months Ended June 30, 2014	Three Months Ended March 31, 2014

Adjusted EBITDA to Adjusted EBITDA
Adjusted EBITDA, as reported (1)	$24,899	$26,096
Discontinued operations	(25,646)	(10,603)
Depreciation, depletion and amortization	19,737	20,102
Impairment	—	2,097
Loss from risk management activities, net	11,675	5,899
Total commodity derivative settlements	(1,782)	(2,603)
Restricted units non-cash amortization expense	821	749
Income tax benefit	56	(88)
Interest and other expense	14,178	13,240
Other (2)	6,757	2,700
Adjusted EBITDA - Including impact of amounts classified as discontinued operations	$50,695	$57,589
_____________________________

1)
Adjusted EBITDA for the three months ended March 31, 2014 has been retrospectively adjusted to exclude amount classified as discontinued operations related to the contribution of the Midstream Business.

2)	Includes non-recurring expenses incurred in connection with the potential contribution of the Midstream Business to Regency.

The following table presents a reconciliation from Distributable Cash Flow to Distributable Cash Flow-including the impact of discontinued operations for each of the periods indicated (in thousands):

Eagle Rock Energy Partners, L.P.
Distributable Cash Flow to Distributable Cash Flow
($ in thousands)
(unaudited)

	Three Months Ended June 30, 2014	Three Months Ended March 31, 2014

Distributable Cash Flow to Distributable Cash Flow
Distributable Cash Flow, as reported (1)	$3,917	$4,626
Discontinued operations	(25,646)	(10,603)
Depreciation, depletion and amortization	19,737	20,102
Impairment	—	2,097
Loss from risk management activities, net	11,675	5,899
Total commodity derivative settlements	(1,782)	(2,603)
Restricted units non-cash amortization expense	821	749
Income tax benefit	56	(88)
Capital expenditures-maintenance related	(5,717)	(3,496)
Other (2)	6,757	2,700
Distributable Cash Flow - Including impact of amounts classified as discontinued operations	$9,818	$19,383
____________________________

1)
Distributable Cash Flow for the three months ended March 31, 2014 has been retrospectively adjusted to exclude amount classified as discontinued operations related to the contribution of the Midstream Business.

2)	Includes non-recurring expenses incurred in connection with the potential contribution of the Midstream Business to Regency.
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